                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-66781, 333-12473 and 333-462) of our report dated April 28, 2000 appearing on page 33 of Tegal Corporation's Annual Report on Form 10-K for the year ended March 31, 2000.

/s/  PricewaterhouseCoopers LLP

San Jose, California
May 24, 2000